UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2013

DALECO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (610) 429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant held its Annual Meeting of Shareholders on June 20, 2013. The following matters set forth in our Proxy Statement dated May 24, 2013, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Proxy Statement”), were voted upon with the results indicated below.

1.	The nominees are listed below with the respective votes of the shareholders set forth opposite their names:

	For	Against	Abstain	Broker Non-votes
David A. Grady	8,108,250	9,023,086	17,052,820	18,451,578
Carl A. Haessler	7,293,093	9,256,543	17,634,720	18,451,578
Li Chi Kong	33,287,998	864,638	31,720	18,451,578
Grant Lin	33,279,998	872,638	31,720	18,451,578
Robert E. Martin	31,785,259	1,167,377	1,231,720	18,451,578
Charles Maxwell	30,671,529	2,241,527	1,271,300	18,451,578
Gary J. Novinskie	31,537,259	1,332,377	1,314,720	18,451,578
Michael D. Parrish	32,566,902	1,567,634	49,820	18,451,578

Lord Gilbert (John), a nominee included in the Proxy Statement, passed away before the Annual Meeting and thus did not stand for election.

2.	The shareholders approved the increase in the authorized number of shares of Common Stock from 100,000,000 shares to 150,000,000 shares. The voting results are set forth below:

For	Against	Abstain
50,69,894	2,455,338	110,702

3.	The shareholders approved the increase in the authorized number of shares of Common Stock to be allocated to the Non-qualified Independent Directors Stock Option Plan from 800,000 shares to 1,600,000 shares and to extend the term of the Plan so that awards may be made through the company’s Annual Meeting in 2016. The voting results are set forth below:

For	Against	Abstain	Broken Non-votes
30,447,050	3,380,290	357,016	18,451,578

4.	The shareholders ratified Mayer Hoffman McCann, P.C. (“MHM”) as the Company’s independent registered public accounting firm for the stub period ending September 30, 2013 and for the fiscal year ending September 30, 2014. The voting results are set forth below:

For	Against	Abstain
50,856,937	1,147,297	631,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DALECO RESOURCES CORPORATION

Date: June 25, 2013	By: /s/ MICHAEL D. PARRISH
Name: Michael D. Parrish
Title: Chief Executive Officer